Rocky Brands, Inc. Appoints Tracie A. Winbigler to Board of Directors

Company Release – 9/05/19    8:00 AM ET

NELSONVILLE, Ohio--(BUSINESS WIRE)-- Rocky Brands, Inc. (Nasdaq: RCKY) today announced the appointment of Tracie A. Winbigler to the Company’s Board of Directors as a Class I Director to serve until the 2020 annual meeting of shareholders and until her successor is duly elected. Ms. Winbigler has also been appointed to serve on the Audit Committee of the Board of Directors.  The election and appointment are both effective October 1, 2019.

Mike Brooks, Chairman of the Board, stated, “We are very pleased to welcome Tracie to the Rocky Brands Board of Directors. Rocky Brands will benefit greatly from her extensive business experience and judgment developed over the past 30 years with General Electric Company, National Geographic Society, Recreational Equipment, Inc. (“REI”), and her new position as Executive Vice President and Chief Financial Officer of the National Railroad Passenger Corporation (“Amtrak”).  Tracie’s perspective and industry experience will be a great addition to our Board of Directors.”

Ms.  Winbigler, age 54,  was named Executive Vice President and Chief Financial Officer of Amtrak in June 2019.  She most recently served as Chief Financial Officer of REI, a cooperative retailer of outdoor apparel, footwear and equipment, from December 2015 until May 2019.  From May 2014 to November 2015 she was Chief Operations Officer of National Geographic Society, where she also previously served as Executive Vice President and Chief Financial Officer from August 2012 to April 2014.  From 1987 through July 2012, Ms. Winbigler was employed in various positions of increasing responsibility by General Electric Company and its subsidiaries, including as Executive Vice President and Chief Financial Officer of GE Asset Management and as Chief Financial Officer of GE Transportation, NBC Universal, GE Nuclear Energy, and NBC Network.  Ms. Winbigler is a  1987 graduate of Ohio Wesleyan University, Delaware, Ohio, where she is a member of its Board of Trustees.   She resides in the Washington, DC area.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names including Rocky®, Georgia Boot®, Durango®, Lehigh®, and the licensed brand Michelin®.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management. These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2018 (filed March 13, 2019) and quarterly reports on Form 10-Q for the quarters ended March 31, 2019 (filed May 9, 2019) and June 30, 2019 (filed August 8, 2019). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

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Rocky Brands, Inc.

Tom Robertson, EVP & CFO

740-753-9100

or

Investor Relations:

ICR, Inc.

Brendon Frey, 203-682-8200

Source: Rocky Brands, Inc.